Exhibit 10.1

DISTRIBUTION AGREEMENT

分销协议

This Distribution Agreement (this “Agreement”) effective as of January 31, 2025 (“Effective Date”) is between Super Sonic Company Limited, a Vietnam corporation with offices at Factory No.6, Lot NQ, Dai An Industrial Park, Km 51, National Highway 5, Tu Minh Ward Hai Duong City, Hai Duong Province, Vietnam (“Manufacturer”), and Volcon, Inc., a Delaware corporation with offices at 3121 Eagles Nest Street Suite 120. Round Rock, TX 78665 (“Distributor,” and together with Manufacturer, the “Parties,” and each, a “Party”).

本分销协议（以下简称 "本协议"）于 January 31, 2025 年（以下简称 "生效日期"）生效。Super Sonic Company Limited 是一家 越南 公司，办公地址为 Factory No.6, Lot NQ, Dai An Industrial Park, Km 51, National Highway 5, Tu Minh Ward Hai Duong City, Hai Duong Province, Vietnam（以下简称 "制造商"）；Volcon, Inc. 是一家特拉华州公司，办公地址为 3121 Eagles Nest Street Suite 120.Round Rock, TX 78665（"分销商"，与制造商合称 "双方"，双方均为 "一方"）。

RECITALS

鉴于

A. Manufacturer is in the business of manufacturing the Products (as defined below).

制造商从事产品制造业务（定义见下文）。

B. Distributor is in the business of marketing and reselling products similar to the Products in the Territory (as defined below).

分销商在 "地区"（定义见下文）内从事与 "产品 "类似的产品的营销和转售业 务。

C. Manufacturer desires to sell the Products to Distributor and appoint Distributor as its exclusive distributor for the marketing and sale of the Products to Customers (as defined below) within the Territory in accordance with the terms and conditions of this Agreement.

制造商希望将产品销售给分销商，并指定分销商为其独家分销商，根据本协议的条款和条件，在 "地区 "内向 "客户"（定义见下文）营销和销售产品。

D. Distributor desires to purchase the Products from Manufacturer and market and resell the Products to Customers in the Territory in accordance with the terms and conditions of this Agreement.

分销商希望从制造商处购买产品，并根据本协议的条款和条件向 "地区 "内的客户销售和转售产品。

In consideration of the mutual covenants, terms and conditions set out in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

考虑到本协议中规定的相互契约、条款和条件，以及其他良好和有价值的对价（特此 确认已收到并充分收到这些对价），双方同意如下：

AGREEMENT

协议

1.Definitions. Capitalized terms have the meanings set out in this Section I, or in the section in which they first appear in this Agreement.

定义。以大写字母标示的术语具有本第 I 节或其在本协定中首次出现的章节所规定的含义。

1.1.“Affiliate” of an entity means any other entity or individual that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such entity.

某实体的 "关联方 "是指通过一个或多个中间人直接或间接控制该实体、受该实体控制或与该实体处于共同控制之下的任何其他实体或个人。

1

1.2.“Authorized Dealer” means an entity that is in the business of reselling the Products that it may purchase or has purchased from Distributor and that sells such Products to End Users (as defined below) in the Territory.

授权经销商 "是指从事转售其可能从 "分销商 "处购买或已经购买的产品，并向 "地区" 内最终用户（定义见下文）销售该产品的实体。

1.3.“Control” (and with correlative meanings, the terms “Controlled by” and “under common Control with”) means, regarding any individual or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another entity, whether through the ownership of voting securities, by contract, or otherwise.

"控制权"（以及具有相关含义的术语 "受控方 "和 "共同控制方"）是指，就任何个人或实体而言，直接或间接拥有指导或促使指导另一实体的管理或政策的权力，不论是通过拥有有表决权的证券、合同还是其他方式。

1.4.          “Customer” means (a) Original Equipment Manufacturer ("OEM"); (b) an End User or (c) an Authorized Dealer.

"客户 "指 (a) 原始设备制造商（"OEM"）；(b) 最终用户或 (c) 授权经销商。

1.5.          “End User” means an individual or entity located in the Territory that may purchase or has purchased the Product, directly or indirectly, from Distributor for its own and its Affiliates’ internal use or consumption and not for resale.

最终用户 "是指位于 "地区 "内的个人或实体，可以直接或间接地从分销商处购买或已 经购买 "产品"，供其自身及其关联公司内部使用或消费，而非用于转售。

1.6.          “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority, or quasi-governmental authority (to the extent that the rules, regulations, or orders of this organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

"政府机构 "系指任何联邦、州、地方或外国政府或其政治分支机构，或此类政府或政治分支机构的任何机构或部门，或任何自律组织或其他非政府监管机构，或准政府机构（在该组织或机构的规则、规章或命令具有法律效力的范围内），或任何具有管辖权的仲裁人、法院或法庭。

1.7.          “Intellectual Property Rights” means all industrial and other intellectual property rights, including but not limited to: (a) patents, patent applications, inventions, and trade secrets; (b) trademarks, service marks, trade dress, logos, trade or brand names, domain names, together with the goodwill symbolized by any of the foregoing; (c) works of authorship, expressions, designs, and design registrations, whether or not copyrightable, including copyrights and copyrightable works, software, and firmware; and (d) all other intellectual property rights, and all rights, interests, and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, these rights or forms of protection under the Laws of any jurisdiction in any part of the world.

"知识产权 "是指所有工业产权和其他知识产权，包括但不限于(a) 专利、专利申请、发明和商业秘密；(b) 商标、服务商标、商业外观、徽标、商品或品牌名称、域名，以及上述任何权利所象征的商誉；(c) 作者作品、表达、设计和设计注册，无论是否具有版权，包括版权和具有版权的作品、软件和固件；(d) 所有其他知识产权，以及与上述任何权利相关、等同或类似，或行使上述任何权利所需的所有权利、利益和保护，无论如何产生，在每种情况下，无论 注册或未注册，包括根据世界任何地方任何司法管辖区的法律对这些权利或保护形式进行的所有注册和申请，以及这些权利或保护形式的续展或延期。

1.8.          “Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, order, injunction, judgment, decree, or other requirement or rule of law, including those promulgated by any Governmental Authority.

"法律 "系指任何成文法、法律、法令、条例、规则、法典、宪法、条约、普通法、命令、禁制令、判决、法令或其他法律要求或规则，包括任何政府当局颁布的法律。

1.9.          “Orders” or “Ordered” means purchase orders submitted to Manufacturer for Products by Distributor.

"订单 "或 "订购 "是指分销商向制造商提交的产品采购订单。

2

1.10.          “Products” means those products identified in Schedule 1, as it may be revised pursuant to Section 5.2 from time to time.

"产品 "是指附表 1 中确定的产品，该附表可根据第 5.2 节的规定不时修订。

1.11.          “Territory” means the United States and its territories.

"领土 "系指美国及其领土。

2.          Appointment; Volcon-Branded Products; Design Modifications; Location of Manufacture; Share Issuance; Board Seat.

任命；Volcon 品牌产品；设计修改；生产地点；股票发行；董事会席位。

2.1.          Appointment. Manufacturer hereby appoints Distributor, and Distributor hereby accepts the appointment, to act as Manufacturer’s exclusive distributor (Distributor shall not buy similar products listed in this agreement from other manufacturers; specially, Distributor shall not buy electric golf carts from other manufacturers) of the Products to Customers in the Territory during the Term (as defined below) in accordance with the terms and conditions of this Agreement. Manufacturer agrees to recommend to all Customers the sole use of Distributor for all Products during the Term. Distributor shall not knowingly sell or offer to sell the Products outside the Territory, other than the Volcon branded Products. The Parties will mutually agree on the pricing for the Products. Notwithstanding the foregoing, the manufacturer has the right to sell non-Volcon branded products of the same model specified in this agreement to other customers, provided that Manufacturer shall pay 5% of the order price to Distributor to share reasonable profit. The Parties shall enter into an addendum to this Agreement setting forth the terms related to the warranty to be provided by Manufacturer with respect to the Products sold by Distributor and with respect to the refund policy to be offered by Distributor. Each order of Products by Distributor shall be made through a separate purchase order. Before the end of June 2025, Manufacturer and Distributor shall confirm in writing a procurement plan. If Distributor fails to meet the minimum purchase requirement described in the procurement plan for two consecutive months, Manufacturer shall have the right to immediately terminate this Agreement.

委任。制造商 "特此任命 "分销商"，"分销商 "特此接受任命，在 "有效期 "内（定义见下文），按照本 协议的条款和条件，作为 "制造商 "的独家分销商(独家分销商不得从其他制造商处购买与本协议规定车款的类似产品；特别指出，分销商不得从其他制造商处购买electric golf carts），向 "地区 "内的 "客户 "销售产品。制造商 "同意向所有 "客户 "推荐 "分销商 "在 "有效期 "内销售所有产品。分销商不得故意在 "地区 "外销售或要约销售产品，除Volcon品牌的产品外。双方将共同商定产品定价。不论前述如何，制造商有权向其他客户出售此协议约定车款的非Volcon品牌产品，前提是制造商必须向分销商支付订单价5%的费用，作为利润共享。双方应签订本协议的附录，规定制造商为分销商销售的产品提供的保修条款，以及分销商提供的退款政策。"分销商 "的每份产品订单均应通过单独 的采购订单进行。2025年6月份之前，制造商和分销商应当书面确定一份采购计划。如果分销商连续两个月未能满足采购计划中的最低采购要求，则制造商有权立即解除协议。

2.2.          Volcon-Branded Products. During the Term, to the extent Distributor sells any Volcon-branded products (the “Volcon Products”) that are similar to the Products, Distributor agrees to provide Manufacturer with a right of first refusal to manufacture Volcon Products.

Volcon 品牌产品。在合同期内，只要 "分销商 "销售任何与 "产品 "相似的 Volcon 品牌产品（"Volcon 产品"），"分销商 "同意给予 "制造商 "生产 Volcon 产品的优先权。

2.3.          Design Modifications; Testing. Distributor and Manufacturer shall work together on finalizing the final facia design of the Products. Distributor shall be entitled to complete its internal testing of the Products prior to any purchases hereunder.

设计修改；测试。分销商 "和 "制造商 "应共同完成 "产品 "的最终外观设计 。分销商有权在根据本协议进行任何采购之前完成对产品的内部测试。

2.4.          Location of Manufacture. Manufacturer represents to Distributor that all Products are manufactured in Vietnam and the sole tariffs payable by Distributor shall be those consistent with products sourced in Vietnam.

制造地点。制造商 "向 "分销商 "声明，所有产品均在越南制造，"分销商 "应支付的唯一关税应与在 越南采购的产品一致。

2.5.          Share Issuance. At the end of each calendar quarter, Distributor shall issue Manufacturer shares of Distributor common stock based on the number of Product units (the “Units”) Ordered by Distributor during the quarter as follows:

股票发行。在每个日历季度末，"分销商 "应根据 "分销商 "在该季度订购的 "产品 "单位（"单位"）数 量，向 "制造商 "发行 "分销商 "普通股股票，具体如下：

3

For each 1,000 Units Ordered in 2025 by Distributor and produced by Manufacturer (including any products referred to Distributor by Manufacturer), the Distributor shall issue Manufacturer a number of shares equal to 1% of Distributor’s outstanding shares of common stock (the “Shares”) as of the last day of such quarter that the 1,000 Units were Ordered for free, in addition to making full payment for all Units ordered. The shares issued under this provision shall be free and shall be issued to Manufacturer within 30 days of the end of each quarter. The requirement to issue the Shares shall cease on the anniversary of the Parties’ confirmation of the procurement plan or upon the sale of 7,000 Units, whichever comes first. Notwithstanding the foregoing, to the extent the issuance of the Shares shall require shareholder approval pursuant to the rules of the Nasdaq Stock Market, such issuances shall be subject to the receipt of such shareholder approval and the Distributor agrees to seek such approval within three months of the determination that the approval is required. If, for any reason, Distributor fails to issue such shares to Manufacturer on time, Manufacture is entitled to compensatory damages in the amount equal to the value of the shares that should have been issued to Manufacturer in that quarter (determined by the closing stock price on the last of that quarter), and to immediately terminate this Agreement.

对于分销商在 2025 年订购并由制造商生产的每 1,000 个单位（包括制造商转给分销商的任何产品），分销商除应正常支付所订购车辆全部车款外，还应向制造商免费发行一定数量的股票，其数量相当于分销商在订购 1,000 个单位的该季度最后一天已发行的普通股（"股票"）的 1%。本条款下的股票应当免费，且应在每一季度结束后30天内发行给制造商。发行股票的要求应于采购计划确认一周年或出售 7,000 个单位时终止，以先到者为准。尽管有上述规定，如果根据纳斯达克股票市场的规则，发行股票需要股东批准，则发行股票必须获得股东批准，分销商同意在确定需要股东批准后三个月内寻求股东批准。如果，因为任何原因，分销商没能够将该股票准时发行给制造商，则制造商有权得到赔偿，该赔偿金额应等于制造商本应该在该季度得到的股票价值（根据季末股票价格确定），并可以要求立即解除合同。

2.6.          Board Seat. If the Distributor Orders over 10,000 Units in 2025 (including any products referred to Distributor by Manufacturer), on or before February 1, 2026, Distributor will provide a board seat to Manufacturer, subject to Board and Shareholder Approval and background checks. On or before February 1, 2026, Distributor will also be provided a warrant to purchase up to 10% of the Distributor’s outstanding shares of common stock exercisable as of the date the 10,000 Units are Ordered (the “Order Date”) at a price equal to 90% of the Distributor’s closing stock price on the Sale Date. The warrant will expire 2 years from the Order Date. Notwithstanding the foregoing, to the extent the issuance of the warrant shall require shareholder approval pursuant to the rules of the Nasdag Stock Market, such issuance shall be subject to the receipt of such shareholder approval and the Distributor agrees to seek such approval within three months of the determination that the approval is required. The Manufacturer may voluntarily exercise the subscription rights under the warrant within the subscription period. If the subscription rights are not exercised within 2 years, it will be considered as a waiver of the right, and not a breach of contract.

This warrant to purchase 10% of the Distributor’s outstanding shares of common stock described in this provision is in addition to the issuance of shares described in provision 2.5. If, for any reason, Distributor fails to give such warrant to purchase or fails to fulfill Manufacturer’s request to purchase shares under the warrant to purchase, Manufacture is entitled to compensatory damages in the amount equal to 10% of the value of the shares that would have been purchased by Manufacturer under the warrant to purchase, and to immediately terminate this Agreement.

The Manufacturer has the right to designate or assign a third party, subject to a satisfactory background check, to receive the board seats or the shares the Manufacturer receives pursuant to Provisions 2.5 and 2.6 of this Agreement. The Distributor shall provide assistance and cooperation in this regard.

董事会席位。如果分销商在 2025 年订购超过 10,000 个单位（包括制造商向分销商推荐的任何产品），在2026年2月1日或之前，分销商将向制造商提供一个董事会席位，但须经董事会和股东批准并进行背景调查。 在2026年2月1日或之前，分销商还将获得一份认股权证，可以让制造商在分销商订购 10,000 个单位之日（"订购日"），以相当于销售日分销商股票收盘价 90% 的价格，购买最多 10%的分销商已发行普通股。认股权证将于订购日后 2 年到期。无论上述规定如何，如果根据纳斯达克股票市场的规定，发行认股权证需要股东批准，则该发行应获得股东批准，且分销商同意在确定需要批准后的三个月内寻求批准。制造商在认股权期限内可以自愿行使认购权，如2年内仍未实施认购权，视为放弃认购，无需承担任何违约责任。

本条款规定的10%的股票认股权证，独立于2.5条规定的股票发行。如果，因为任何原因，分销商没能够给予制造商该认股权证或者没能够满足制造商根据该认股权证要求的购买股票要求，则制造商有权得到赔偿，该赔偿金额应等于制造商本可以通过该股权认证购买到的股票价值的10%，并可以要求立即解除合同。

制造商根据本协议2.5条和2.6条取得的股票以及董事会席位等，有权指定落到第三方名下（必须通过背景调查），分销商应当予以协助配合。

4

3.          Intellectual Property.

知识产权。

The patent rights for the products manufactured by the Manufacturer shall belong to the Manufacturer. The Distributor shall not apply for patent registration in any country without authorization.

制造商制造的产品专利权归制造商所有，分销商不得私自在任何国家申请注册专利。

3.1.          Ownership.

所有权。

3.1.1.	Distributor acknowledges that, as between the Parties, Manufacturer owns and shall retain all right, title and interest in and to all worldwide Intellectual Property Rights embodied in the Products. Distributor shall not modify, cover, replace, change, or otherwise alter any branding on the Products, including the vehicle name, the model name, and/or any other logos or names without Manufacturer’s written approval. Distributor shall not use any Manufacturer names, trademarks, or logos (“Manufacturer Trademarks”) in any way without the prior written authorization of Manufacturer; and if provided with such authorization, Distributor shall comply with all Manufacturer branding guidelines, as provided by Manufacturer from time to time. Distributor shall not use any of Manufacturer’s Intellectual Property Rights, including the Manufacturer’s Trademarks, in any manner that may dilute, diminish, or otherwise damage Manufacturer’s rights and goodwill in any of Manufacturer’s Trademarks.

分销商 "承认，在双方之间，"制造商 "拥有并应保留 "产品 "所体现的全球知识产权的 所有权利、所有权和利益。未经 "制造商 "书面批准，"分销商 "不得修改、覆盖、替换、改变或以其它方式改变产品上的任何品牌， 包括车辆名称、型号名称和/或任何其它标识或名称。未经 "制造商 "事先书面授权，"分销商 "不得以任何方式使用 "制造商 "的任何名称、商标或徽标（"制 造商商标"）；如果获得授权，"分销商 "应遵守 "制造商 "不时提供的所有 "制造商 "品牌指导方 针。分销商 "不得以任何可能淡化、削弱或损害 "制造商 "在 "制造商 "商标上的权利和商誉的方式使用 "制造商 "的任何知识产权，包括 "制造商 "的商标。

3.1.2.	Manufacturer acknowledges that, as between the Parties, Distributor owns and shall retain all right, title and interest in and to all worldwide Intellectual Property Rights embodied in the Volcon brand or Volcon Products. Manufacturer shall not modify, cover, replace, change, or otherwise alter any branding on the Volcon Products, including the “Volcon” name, the bike model name, and/or any other logos or names without Distributor’s written approval. Manufacturer shall not use any Distributor names, trademarks, or logos (“Volcon Trademarks”) in any way without the prior written authorization of Distributor; and if provided with such authorization, Manufacturer shall comply with all Distributor branding guidelines, as provided by Distributor from time to time. Manufacturer shall not use any of Distributor’s Intellectual Property Rights, including the Volcon Trademarks, in any manner that may dilute, diminish, or otherwise damage Distributor’s rights and goodwill in any of Trademarks. Manufacturer shall not use the term “Volcon” in violation of Distributor’s intellectual property rights, including in Manufacturer’s name or associated with the advertising, buying, selling, or servicing of the Products.

制造商承认，在双方之间，分销商拥有并应保留 Volcon 品牌或 Volcon 产品中包含的所有全球知识产权的所有权利、所有权和利益。未经 "分销商 "书面同意，"制造商 "不得修改、覆盖、替换、改变或以其他方式改变 Volcon 产品上的任何品牌，包括 "Volcon "名称、自行车型号名称和/或任何其他徽标或名称。未经 "分销商 "事先书面授权，"制造商 "不得以任何方式使用 "分销商 "的任何名称、商标 或徽标（"Volcon 商标"）；如果获得授权，"制造商 "应遵守 "分销商 "不时提供的所有 "分销商" 品牌推广指南。制造商不得以任何可能淡化、削弱或损害 "分销商 "在任何 "商标 "上的权利和商誉的方式使用 "分销商" 的任何知识产权，包括 "Volcon 商标"。制造商不得在侵犯分销商知识产权的情况下使用 "Volcon "一词，包括在制造商的名称中或与产品广告、 购买、销售或服务相关的情况下使用 "Volcon "一词。

3.2.          License. Distributor hereby grants to Manufacturer the limited, revocable, non-exclusive, non-transferable, non-sublicensable right to use the Volcon Trademarks in connection with the promotion, advertising, distribution, and resale of the Volcon Products in accordance with the terms and conditions of this Agreement. On expiration or termination of this Agreement, Manufacturer’s rights under this section shall cease immediately and Manufacturer shall immediately discontinue all use of the Volcon Trademarks.

许可。分销商特此授予制造商有限的、可撤销的、非排他性的、不可转让的、不可再许可的权利，以根据本协议的条款和条件，在推广、宣传、分销和转售Volcon产品时使用Volcon商标。本协议期满或终止时，制造商在本条项下的权利应立即终止，制造商应立即停止对Volcon商标的一切使用。

5

3.3.          Trademark Policies.

商标政策。

3.3.1.	Distributor shall comply with all policies and rules for the use of the Manufacturer Trademarks issued by Manufacturer from time to time. Distributor shall ensure that all Products sold by Distributor and all related quotations, specifications, and descriptive literature, and other materials bearing the Manufacturer’s Trademarks, are marked with the appropriate Manufacturer Trademarks notices in accordance with such policies.

分销商 "应遵守 "制造商 "不时颁布的使用 "制造商 "商标的所有政策和规定。分销商 "应确保 "分销商 "销售的所有 "产品 "和所有相关的报价单、规格书和说明性文 献，以及其它带有 "生产商 "商标的材料，均按照上述政策的规定，标明相应的 "生产商 "商标。

3.3.2.	Manufacturer shall comply with all policies and rules for the use of the Volcon Trademarks issued by Distributor from time to time. Manufacturer shall ensure that all Volcon Products sold by Manufacturer and all related quotations, specifications, and descriptive literature, and other materials bearing the Volcon Trademarks, are marked with the appropriate Volcon Trademarks notices in accordance with such policies.

生产商应遵守 "分销商 "不时发布的有关使用 "Volcon "商标的所有政策和规定。制造商应确保其销售的所有 Volcon 产品和所有相关的报价单、规格书和说明性文献，以及其他带有 Volcon 商标的材料，都根据上述政策标明相应的 Volcon 商标通告。

3.4.          Prohibited Acts. Each party shall not:

禁止行为。各方不得

3.4.1.	take any action that interferes with any of the other party’s rights in or to the Trademarks or the other party’s Intellectual Property Rights or challenge any right, title, or interest of the other party in or to the Trademarks or represent that it owns any rights in the Trademarks;

采取任何行动，干扰另一方对商标或另一方知识产权的任何权利，或质疑另一方对商标或另一方知识产权的任何权利、所有权或利益，或声称其拥有商标的任何权利；

3.4.2.	register any domain names that utilize any of the other party’s Trademarks;

注册任何使用对方商标的域名；

3.4.3.	register or apply for registrations, anywhere in the world, for the other party’s Trademarks or any other trademark that is confusingly similar to the other party’s Trademarks, or use any mark that is confusingly similar to the other party’s Trademarks;

在世界任何地方注册或申请注册另一方的商标或与另一方的商标混淆性相似的任何其他商标，或使用与另一方的商标混淆性相似的任何标记；

3.4.4.	engage in any action that may disparage, dilute the value of, or reflect negatively on the other party’s Trademarks;

从事任何可能贬低、稀释对方商标价值或对其产生负面影响的行为；

3.4.5.	market and sell the Volcon Products outside or inside the Territory (the foregoing restriction shall apply only to Manufacturer);

在 "地区 "内外营销和销售Volcon产品（上述限制仅适用于制造商）；

3.4.6.	alter, obscure, or remove any of the other party’s Trademarks, or any proprietary rights notices, including trademark or copyright notices placed on any Products, marketing materials, or other materials that other party provides; and

更改、模糊或删除对方的任何商标或任何所有权声明，包括对方提供的任何产品、营销材料或其他材料上的商标或版权声明；以及

3.4.7.	use the other party’s Trademarks or in any other way, except as expressly permitted under this Agreement.

除非本协议明确允许，否则不得使用对方的商标或以任何其他方式使用对方的商标。

6

4.Term and Termination.

期限和终止。

4.1.Term. The term of this Agreement commences on the Effective Date and continues for a period of one (1) year, unless and until earlier terminated as provided under this Agreement (the “Initial Term”). Thereafter, it shall renew for additional successive 1-year terms unless and until either Party provides notice of its intent not to renew at least 90 days before the end of the then-current Term, or unless and until earlier terminated as provided under this Agreement (each a “Renewal Term” and together with the Initial Term, the “Term”). If either Party provides timely notice of its intent not to renew this Agreement, then unless earlier terminated in accordance with its terms, this Agreement terminates on the expiration of the then-current Term.

期限。本协议的期限自生效日开始，为期一 (1) 年，除非并直至根据本协议的规定提前终止（"初始期限"）。此后，除非任何一方在当前期限结束前至少 90 天发出不打算续约的通知，或根据本协议的规定提前终止本协议，否则本协议将连续续约 1 年（以下称 "续约期限"，与初始期限合称 "期限"）。如果任何一方及时通知其不再续签本协议的意向，则除非根据本协议的条款提前终止，否则本 协议将在当时的期限届满时终止 。

4.2.          Termination. Any termination under this section does not affect any other rights or remedies to which the terminating Party may be entitled and is effective on the non-terminating Party’s receipt of notice of termination or any later date set out in such notice. This Agreement may be terminated immediately upon notice by:

终止。本节规定的任何终止均不影响终止方可能享有的任何其他权利或补救措施，并在非终止方收到终止通知或该通知中规定的任何较后日期生效。以下各方可在收到通知后立即终止本协议：

4.2.1.	either Party in the event of a breach of this Agreement by the other Party and the non-breaching Party has provided written notice to the breaching Party of such breach and the breaching Party has failed to cure such breach within 30 days after receipt of such notice;

任何一方在另一方违反本协议，且非违约方已向违约方发出书面违约通知，而违约方未能在收到该通知后 30 天内纠正该违约行为的情况下 ；

4.2.2.	either Party if the other Party: (i) becomes insolvent or bankrupt, becomes unable to pay its debts as they fall due, or files a petition for voluntary or involuntary bankruptcy or under any other insolvency Law; (ii) makes or seeks to make a general assignment for the benefit of its creditors, seeks reorganization, winding-up, liquidation, dissolution, or other similar relief with respect to it or its debts; or (iii) applies for, or consents to, the appointment of a trustee, receiver, or custodian for a substantial part of its property.

在下列情况下，任何一方(i) 無力償債或破產，無法償還到期債務，或根據任何其他破產法提出自願或非自願破產申請；(ii) 為其債權人的利益作出或尋求作出一般轉讓，尋求對其或其債務進行重組、清盤、清算、解散或其他類似救濟；或 (iii) 就其大部分財產申請或同意委任受託人、接管人或保管人 。

4.3.          Effective of Expiration or Termination.

期满或终止的效力。

4.3.1.	The expiration or termination of this Agreement does not affect any rights or obligations that: (i) are to survive the expiration or termination of this Agreement; or (ii) were incurred by the Parties before the expiration or termination (except as expressly provided herein).

本协议的失效或终止不影响以下任何权利或义务：(i) 在本协议期满或终止后继续有效；或 (ii) 双方在本协议期满或终止前产生的（本协议明确规定的除外）。

4.3.2.	Subject to Distributor’s rights to sell any remaining Products held by Distributor on the termination date, on the expiration or termination of this Agreement:

在本协议期满或终止时，"分销商 "有权出售 "分销商 "在终止日期所持有的任何剩余产品：

4.3.2.1.	Distributor shall cease to represent itself as Manufacturer’s authorized distributor of the Products and shall otherwise desist from all conduct or representations that might lead the public to believe that Distributor is authorized by Manufacturer to sell the Products.

"分销商 "应停止以 "制造商 "授权的 "产品 "分销商自居，并停止一切可能导致公众误认为 "分销商 "已获 "制造商 "授权销售 "产品 "的行为或陈述。

7

4.3.2.2.	Manufacturer shall cease to manufacture the Volcon Products or utilize the Trademarks and shall otherwise desist from all conduct or representations that might lead the public to believe that Manufacturer is authorized by Distributor to utilize the Trademarks.

制造商 "应停止生产 "Volcon "产品或使用 "Volcon "商标，并应停止一切可能使公众误认为 "制造商 "已获 "分销商 "授权使用 "Volcon "商标的行为或陈述。

5.          Confidentiality.

保密性。

5.1.          Confidential Information. From time to time during the Term, the Parties may disclose (the Party disclosing any information hereunder, the “Disclosing Party”) or make available to the other Party (the Party receiving any information hereunder, the “Receiving Party”) information about its or its Affiliates’ business affairs, finances, products, services, forecasts, operations, processes, plans, confidential information relating to Intellectual Property Rights, trade secrets, third-party confidential information, and other sensitive or proprietary information; such information, as well as the terms of this Agreement, whether orally or in written, electronic or other form, and whether or not marked or otherwise identified as “confidential”, constitutes “Confidential Information” hereunder. Confidential Information excludes information that at the time of disclosure: (a) is or becomes part of the public domain other than as a result of, directly or indirectly, any breach of this section by Receiving Party or any of its Representatives (as defined below); (b) was known by or in the possession of Receiving Party or its Representatives at the time of disclosure; (c) is or becomes available to Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; or (d) was or is independently developed by Receiving Party without reference to or use of any of Disclosing Party’s Confidential Information.

机密信息。在本协议有效期内，双方可能不时向另一方（根据本协议接收任何信息的一方，称为 "接收方"）披露（根据本协议披露任何信息的一方，称为 "披露方"）或提供（根据本协议接收任何信息的一方，称为 "接收方"）有关其或其关联公司的业务事务、财务、产品、服务、预测、运营、流程、计划、与知识产权相关的机密信息、商业秘密、第三方机密信息以及其他敏感或专有信息；此类信息以及本协议的条款，不论是口头形式还是书面、电子或其他形式，也不论是否标明或以其他方式识别为 "机密"，均构成本协议项下的 "机密信息"。机密信息不包括在披露时属于以下情况的信息(a) 属于或成为公共领域的一部分，但因接收方或其任何代表（定义见下文）直接或间接违反本节规定而导致的情况除外； (b) 在披露时为接收方或其代表所知或所掌握；(c) 接收方可从第三方来源以非保密方式获得，条件是该第三方未被禁止披露此类保密信息；或 (d) 接收方在未参考或使用披露方任何保密信息的情况下独立开发的信息。

5.2.          Protection of Confidential Information. Receiving Party shall protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care. Receiving Party shall not use Disclosing Party’s Confidential Information for any purpose other than to perform its obligations hereunder and shall not disclose Disclosing Party’s Confidential Information to any individual or entity at any time during the Term and for a period of 5 years after its expiration or termination. Notwithstanding the foregoing, Receiving Party may disclose Disclosing Party’s Confidential Information: (a) to Receiving Party’s and its Affiliates’ employees, officers, directors, shareholders, partners, managers, members, agents, contractors, attorneys, accountants, and financial advisors (“Representatives”) who have a need to know the Confidential Information for Receiving Party to perform its obligations hereunder; and (b) as may be required by Law, a court of competent jurisdiction, or any Governmental Authority if Receiving Party provides Disclosing Party prompt notice of such requirement to the extent legally permitted. Receiving Party shall be responsible for any breach of this Section caused by any of its Representatives. On the expiration or termination of this Agreement, Receiving Party shall promptly return to Disclosing Party all copies, whether in written, electronic, or other form or media, of Disclosing Party’s Confidential Information or destroy all such copies and certify in writing to Disclosing Party that it has complied with the requirements of this Section. In addition to all other remedies available at Law, Disclosing Party shall be entitled to seek injunctive relief for any violation or threatened violation of this Section.

机密信息的保护。接收方应保护和维护披露方机密信息的机密性，其谨慎程度至少应与接收方保护其自身机密信息的谨慎程度相同，但在任何情况下均不得低于商业上合理的谨慎程度。接收方不得将披露方的机密信息用于履行本协议项下义务以外的任何目的，并且在协议期内的任何时候以及协议期满或终止后的 5 年内，不得向任何个人或实体披露披露方的机密信息。尽管有上述规定，接收方仍可披露披露方的机密信息：(a) 向接收方及其关联方的员工、高级职员、董事、股东、合伙人、经理、成员、代理、承包商、 律师、会计师和财务顾问（"代表"）披露，这些代表需要了解保密信息以便接收方履行其在本 协议下的义务；以及 (b) 根据法律、有管辖权的法院或任何政府机构的要求，如果接收方在法律允许的 范围内向披露方及时提供了此类要求的通知。接收方应对其任何代表违反本节规定负责。在本协议期满或终止时，接收方应及时向披露方归还披露方机密信息的所有副本，无论是书面、电子或其他形式或媒介的副本，或销毁所有此类副本，并以书面形式向披露方证明其已遵守本节的要求。除法律规定的所有其他补救措施外，披露方有权针对任何违反或威胁违反本条款的行为寻求禁令救济。

8

6.          Indemnification.

赔偿。

6.1.          Distributor Indemnification. Subject to the terms and conditions of this Agreement, Distributor shall, at its sole expense and upon Manufacturer’s written request, defend Manufacturer and its Affiliates, and their respective successors, assigns, directors, officers, employees, agents, consumers, Affiliates, and distributors of each of the foregoing, from and against any and all third party claims, actions, demands, legal proceedings, liabilities, damages, losses, judgments, authorized settlements, costs and expenses (“Claims”) arising out of or in connection with any actual or alleged: (1) infringement and/or misappropriation of any proprietary right of any third party by the Distributor; (2) Product modifications made by Distributor; (3) Distributor’s breach of this Agreement; or (4) failure by Distributor to comply with any applicable law or regulation. If Manufacturer becomes aware of any such Claim for which Manufacturer shall seek indemnity from Distributor, Manufacturer shall provide Distributor with reasonably prompt notice of the Claim and reasonable cooperation in the defense thereof. Distributor shall not settle any such claim without Manufacturer’s prior written consent, which shall not be unreasonably withheld. Manufacturer shall have the right to have its own counsel participate in the defense of any such Claim at Manufacturer’s own expense.

分销商赔偿。在遵守本协议的条款和条件的前提下， "分销商 "应根据 "制造商 "的书面要求，自费为 "制 造商 "及其关联公司，以及它们各自的继承人、受让人、董事、高级职员、雇员、代理、消 费者、关联公司和上述各方的分销商辩护，使其免于因任何实际的或被指控的以下行为而引起 的或与之相关的任何和所有第三方索赔、诉讼、要求、法律程序、责任、损害、损失、判决、 授权和解、费用和开支（"索赔"）：(1) "分销商 "侵犯和/或盗用任何第三方的任何专有权利；(2) "分销商 "对产品进行修改； (3) "分销商 "违反本协议；或 (4) "分销商 "未能遵守任何适用法律或法规。如果 "制造商 "发现 "分销商 "提出任何索赔，"制造商 "应立即向 "分销商 "发出索赔通知，并 在辩护过程中给予 "分销商 "合理的合作。未经 "制造商 "事先书面同意，"分销商 "不得解决任何此类索赔。制造商 "有权让自己的律师参与任何此类索赔的辩护，费用由 "制造商 "承担。

6.2.          Manufacturer Indemnification. Manufacturer shall, at its sole expense and upon Distributor’s written request, defend Distributor and its respective directors, officers and employees from and against any and all Claims, arising out of or in connection with any actual or alleged: (i) infringement and/or misappropriation by Manufacturer intellectual property and unmodified Products of any proprietary right of any third party or (ii) product liability Claims arising out of the permitted and intended use of the Products; provided, however, that Manufacturer’s indemnity obligations shall not apply if the Claim is primarily based upon or directly related to Distributor and its respective directors, officers, employees, or consumers’ misuse of the Products, Distributor’s failure to maintain the Products as recommended by Manufacturer , or Distributor’s breach of this Agreement. If Distributor becomes aware of any such Claim for which Distributor may seek indemnity from Manufacturer , Distributor shall provide Manufacturer with reasonably prompt notice of the Claim and reasonable cooperation in the defense thereof. Manufacturer shall not settle any such claim without Distributor’s prior written consent, which shall not be unreasonably withheld. Distributor shall have the right to have its own counsel participate in the defense of any such Claim at Distributor’s own expense; provided, however, that Manufacturer shall control the defense of the Claim.

制造商赔偿。在分销商提出书面要求时，制造商应自行承担费用，为分销商及其董事、高级职员和雇员辩护，使其免受任何实际的或被指控的索赔：(i) 制造商的知识产权和未经修改的产品侵犯和/或盗用任何第三方 的任何专有权，或 (ii) 因产品的允许和预期使用而引起的产品责任索赔；但是，如果索赔主要是基于或直接与分销商 及其董事、高级职员、雇员或消费者滥用产品、分销商未能按照制造商的建议维护产品或分销商违反本协 议有关，则制造商的赔偿义务不适用。如果 "分销商 "意识到 "分销商 "可能要求 "制造商 "赔偿的任何此类索赔，"分销商 "应向 "制 造商 "提供合理及时的索赔通知，并在辩护中给予合理合作。未经 "分销商 "事先书面同意，"制造商 "不得解决任何此类索赔。分销商 "有权让自己的律师参与任何此类索赔的辩护，费用由 "分销商 "承担；但是，"制造 商 "应控制索赔的辩护 。

6.3.          Indemnification Exceptions. Notwithstanding anything to the contrary in this Agreement, neither Manufacturer or Distributor (as “Indemnifying Party”) is obligated to indemnify or defend a Distributor indemnified party or Manufacturer indemnified party (collectively, “Indemnified Party”), as the case may be, against any claim (whether direct or indirect) if the Claim or corresponding losses arise out of or result from, in whole or in part:

赔偿例外。尽管本协议有任何相反规定，但如果索赔或相应损失全部或部分由 引起或造成，则制造商或分销商（作为 "补偿方"）均无义务对分销商补偿方或 制造商补偿方（统称 "补偿方"）（视情况而定）进行补偿或为其辩护（无论直接或间接）：

6.3.1.	the Indemnified Party’s negligence or more culpable act or omission (including recklessness or willful misconduct); or

受补偿方的疏忽或更严重的作为或不作为（包括鲁莽或故意的不当行为);或

9

6.3.2.	the Indemnified Party’s bad faith failure to comply with any of its material obligations set out in this Agreement.

受补偿方恶意不遵守本协议规定的任何重要义务 。

6.4.          Indemnification Procedures. If an Indemnified Party becomes aware of any claim, event, or fact that may give rise to a claim by the Indemnified Party against the Indemnifying Party for indemnification hereunder, the Indemnified Party shall promptly notify the Indemnifying Party. The Indemnified Party shall give Indemnifying Party exclusive control over the proceedings and reasonably cooperate in the investigation, settlement, and defense of such claims at the Indemnifying Party’s expense; provided that the Indemnified Party may, at its own expense, participate in such defense. The Indemnifying Party shall not enter into a settlement of such claim that does not include a full release of the Indemnified Party or involves a remedy other than the payment of money, without the Indemnified Party’s consent. If the Indemnifying Party does not assume control over the defense of a claim as provided in this Section, the Indemnified Party may defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

赔偿程序。如果受补偿方意识到任何索赔、事件或事实可能导致受补偿方根据本协议向补偿方索赔，受补偿方应立 即通知补偿方。受补偿方应给予补偿方对诉讼程序的独家控制权，并在调查、解决和辩护此类索赔方面给予合理合作，费用由补偿方承担；但补偿方可自费参与此类辩护。未经受补偿方同意，补偿方不得达成不包括完全免除受补偿方责任或涉及金钱支付以外的补救措施的索赔和解。如果补偿方不按照本节规定控制索赔的辩护，则受补偿方可以其认为适当的方式为索赔辩护，费用和开支由补偿方承担。

10

7.          Miscellaneous.

杂项

7.1.          Force Majeure. Neither Party shall be liable or responsible, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay to perform any term under this Agreement due to acts of God; flood, fire, earthquake, pandemic, epidemic, or explosion; war, invasion, hostilities (whether war is declared or not), terrorist threats or acts; riot or other civil unrest; government order, law, or actions; embargoes or blockades; national or regional emergency; strikes, labor stoppages or slowdowns, or other industrial disturbances; shortage of adequate power or transportation facilities; acts or omissions of the other Party; and any actions, events, conditions, inactions or any other cause beyond such Party’s reasonable control. In the event of any such delay, the date for performance or delivery shall be extended for a period equal to the time lost by reason of delay.

不可抗力。由于天灾；洪水、火灾、地震、大流行病、传染病或爆炸；战争、入侵、敌对行动（无论是否宣战）、 恐怖主义威胁或行为；暴乱或其他内乱，任何一方均不承担责任或义务，也不被视为违约或违反本 协议；政府命令、法律或行动；禁运或封锁；国家或地区紧急状态；罢工、停工或怠工或其他工业骚 乱；缺乏足够的电力或运输设施；另一方的作为或不作为；以及该方无法合理控制的任何作为、 事件、条件、不作为或任何其他原因。如发生任何此类延迟，履约或交货日期应予以延长，延长时间等于因延迟而损失的时间。

7.2.          Relationship of the Parties. The Parties are independent contractors, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, joint venture or other relationship between the Parties. Neither Party has any authority to assume or create obligations or liability of any kind on behalf of the other. Neither Party, by virtue of this Agreement, has any right, power, or authority to act or create an obligation, express or implied, on behalf of the other Party. Each Party assumes responsibility for the actions of their personnel under this Agreement and is solely responsible for their supervision, daily direction, and control, wage rates, withholding income taxes, disability benefits, or the manner and means through which the work under this Agreement is to be accomplished. Except as provided otherwise in this Agreement, Distributor has the sole discretion to determine Distributor’s methods of operation, accounting practices, personnel practices, and business strategy, practices, and methods.

双方的关系。双方均为独立承包商，本协议的任何内容均不得解释为在双方之间建立雇主与雇员的关 系、合伙关系、合资企业或其他关系。任何一方均无权代表另一方承担或设定任何义务或责任。任何一方均无权根据本协议以明示或默示的方式代表另一方采取行动或承担义务。每一方都对其人员在本协议项下的行为负责，并对其监督、日常指导和控制、工资率、 预扣所得税、残疾福利或完成本协议项下工作的方式方法负全责。除非本 "协议 "另有规定（ ），"分销商 "有权自行决定 "分销商 "的经营方法、会计实务、人事实务以及业务战略、实务和方法。

7.3.          Entire Agreement. This Agreement, including and together with any related exhibits, schedules, and attachments and the Order Transaction Terms, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained in this Agreement and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral.

完整协议。本协议（包括并连同任何相关证物、附表和附件以及订单交易条款）构成双方就本协议所含主题达成的唯一和完整协议，并取代所有先前和同时达成的书面和口头谅解、协议、陈述和保证。

7.4.          Survival. Sections 1, 3-7 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, shall survive the expiration or termination of this Agreement.

存续。本协议第 1 条、第 3 至第 7 条以及任何其他条款，如为适当实现其意图，在本协议期满或 终止后继续有效，则在本协议期满或终止后继续有效。

7.5.          Notices. All notices and demands of any kind which either party may be required to serve upon the other party under the terms of this Agreement shall be in writing and shall be served upon such other party by nationally recognized overnight courier providing a receipt for delivery, by certified or registered mail, postage prepaid, with return receipt requested, or by personal delivery at the applicable address set forth below or to such other address as that party may designate in writing. Notices will be deemed effective upon the date of receipt (or refusal of delivery).

通知。根据本协议的条款，任何一方可能需要向另一方送达的所有通知和要求均应以书面形式送达，并应通过提供投递收据的国家认可的隔夜快递、预付邮资的挂号信或挂号邮件以及要求的回执送达另一方，或亲自递送至下文规定的适用地址或该方以书面形式指定的其他地址。通知自收到（或拒收）之日起视为生效。

11

Notice to Manufacturer:	Super Sonic Company Limited

Factory No.6, Lot NQ, Dai An Industrial Park,
Km 51, National Highway 5, Tu Minh Ward Hai Duong City,
Hai Duong Province, Vietnam
Attn: Renfeng Wang renfengwang@odesindustry.com

Notice to Distributor:	Volcon, Inc.
3121 Eagles Nest St., Suite 120
Round Rock, TX 78665
Attn: John Kim john@volcon.com

7.6.          Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

标题。本协议中的标题仅供参考，不影响本协议的解释。

7.7.          Severability. The illegality, invalidity, or unenforceability of any provision of this Agreement (as determined by a court of competent jurisdiction) shall not affect the legality, validity, or unenforceability of the remaining provisions, and this Agreement shall be construed in all respects as if any illegal, invalid, or unenforceable provision were omitted.

可分割性。本协议任何条款的非法性、无效性或不可执行性（由有管辖权的法院确定）不影响其余条款的合法 性、有效性或不可执行性，本协议应在所有方面解释为省略了任何非法、无效或不可执行的条款 。

7.8.          Amendments. This Agreement shall not be modified or amended, in whole or in part, except by written amendment signed by both Parties.

修订。除非经双方签署书面修正案，否则不得修改或修订本协议的全部或部分内容。

7.9.          Waiver. No waiver by either Party of a breach of any provision of this Agreement shall be effective unless made in writing by the waiving Party and no such waiver shall be construed as a waiver of any subsequent or different breach. No forbearance by a Party to seek a remedy for noncompliance or breach by the other Party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

弃权。任何一方对违反本协议任何条款的弃权，除非由弃权方以书面形式作出，否则不具效力，且此类弃权不得解释为对任何后续或不同违约行为的弃权。一方对另一方不遵守或违反本协议的行为不寻求补救，不得解释为放弃与该不遵守或违反 有关的任何权利或补救。

7.10.          Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or later be available at law, in equity, by statute, in this or any other agreement between the Parties or otherwise.

累积补救。本协议规定的所有权利和补救措施均为累积性而非排他性的，任何一方行使任何权利或补救措施并不妨碍行使现在或以后在法律、衡平法、法规、本协议或双方之间的任何其他协议或其他方面可能获得的任何其他 权利或补救措施。

7.11.          Assignment. The parties shall not assign all or part of their rights or obligations under this "Agreement" without the prior written consent of the other party. Any assignment or authorization in violation of this clause shall be void. Any assignment or delegation shall not relieve the assignor or delegator of any obligations under this Agreement.

转让。未经另一方事先书面同意，任何一方均无权转让其在本 "协议 "项下的全部或部分权利或义务；任何违反本条款的转让或授权均无效。任何转让或委托均不免除转让方或委托方在本协议项下的任何义务。

12

7.12.          Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and permitted assigns.

继承人和受让人。本协议对双方及其各自的继承人和允许的受让人具有约束力，并使其受益。

7.13.          Rights of Third Parties. Except as expressly provided herein, a person who is not a party to this Agreement has no rights, benefits, obligations, or liabilities hereunder or under the Contracts (Rights of Third Parties) Act 2001 of Singapore.

第三方权利。除本协议明确规定外，非本协议当事人不享有本协议或新加坡 2001 年《合同（第三方权利）法》规定的任何权利、利益、义务或责任。

7.14.          Governing Law and Dispute Resolution. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Singapore, without regard to its choice of law provisions. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force which rules are deemed to be incorporated by reference in this Section. The tribunal shall consist of 1 arbitrator to be appointed by the Chairman of SIAC. The language of the arbitration shall be English. Any decision or award of an arbitral tribunal appointed pursuant to this Section shall be final and binding on the parties. Notwithstanding the foregoing, the parties may at any time without regard to any notice periods required by the provisions hereof, and as often as is necessary or appropriate, seek interlocutory, provisional or interim relief or remedies from any court (including, to the extent available under applicable law, a temporary restraining order or preliminary injunction). The parties irrevocably agree to submit to the non-exclusive jurisdiction of the courts of Singapore in respect of such interlocutory, provisional or interim relief or remedies. Nothing herein will affect the right of any party to serve legal process in any other manner permitted by law or affect such party’s right to bring any suit, action or proceeding against the other party or its property in the courts of other jurisdictions in enforcing or protecting its rights or remedies under this Agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

管辖法律和争议解决。本协议及其产生的或与之相关的任何非合同义务应受新加坡法律管辖并按照新加坡法律解释， ，而不考虑其法律选择条款 。因本协议引起的或与本协议有关的任何争议，包括有关本协议的存在、有效性或终止的任何问题，均应提交新加坡国际仲裁中心（"SIAC"）根据其当时有效的仲裁规则进行仲裁并最终解决。仲裁庭由新加坡国际仲裁中心主席指定的一名仲裁员组成。仲裁语言为英语。根据本节规定指定的仲裁庭做出的任何决定或裁决均为终局裁决，对各方均具有约束力。尽管有上述规定，双方仍可在任何时候，在必要或适当的情况下，向任何法院寻求中间、临时或临时救济或补救措施（包括在适用法律允许的范围内，寻求临时限制令或初步禁令），而无需考虑本条款规定的任何通知期。双方不可撤销地同意接受新加坡法院对此类中间、临时或暂时救济或补救的非专属管辖权。本协议的任何条款均不影响任何一方以法律允许的任何其他方式送达法律程序文件的权利，也不影响该方在其他司法管辖区的法院针对另一方或其财产提起任何诉讼、行动或程序，以执行或保护本协议项下的权利或救济的权利。本协议的每一方在此不可撤销地放弃亲自送达诉讼文件，并同意在任何此类诉讼、行动或程序中，通过隔夜递送（附有递送证据）的方式将诉讼文件副本送达该方根据本协议向其发出通知的有效地址，并同意此类送达应构 成良好且充分的诉讼文件和通知的送达。本协议中的任何内容均不得被视为以任何方式限制以法律允许的任何方式送达诉讼文件的权利。

7.15.          Counterparts. This Agreement may be executed by facsimile, PDF, or electronic signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

对应文件。本协议可以传真、PDF 或电子签名的方式签署，可以有任意数量的对开本，每份对开本均被视为正本，但所有对开本共同构成一份相同的文书。

13

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

双方正式授权代表于生效日期签署本协定，以昭信守。

Super Soinc Company Limited

By: /s/ Renfeng Wang

Name: Renfeng Wang

Title: Chairman

Volcon, Inc.

By: /s/ John Kim

Name: John Kim

Title: CEO

14

SCHEDULE 1

PRODUCTS

MN1 Tradesman

MN1 Adventure

AODES New Golf Cart Models

Golf Kart made by Super Sonic

15